Exhibit 10.1

FIFTH AMENDMENT TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Fifth Amendment to Amended and Restated Employment Agreement (this “Amendment”) is entered this 18th day of May, 2009 (the “Effective Date”), by and between Far East Energy Corporation, a Nevada corporation (the “Company”) and Michael R. McElwrath (the “Executive”).

RECITALS

WHEREAS, the Company and the Executive entered into that certain Amended and Restated Employment Agreement dated effective December 23, 2004 (as amended, the “Existing Agreement”); and

WHEREAS, the Company and the Executive desire to amend the Existing Agreement on the terms herein provided.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements of the parties herein contained, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01. Capitalized terms used in this Amendment that are not defined herein shall have the meanings ascribed thereto by the Existing Agreement.

ARTICLE II

Amendments

Section 2.01. Section 1. Section 1 of the Existing Agreement is hereby amended and restated to read in its entirety as follows:

“1. Term. The term of employment under this Agreement shall commence and this Agreement shall be effective as of December 23, 2004, and shall terminate on October 13, 2012, unless sooner terminated in accordance with the terms hereof (the “Term”). In addition, upon mutual agreement of the Company and Executive, this Agreement may be extended on the same terms and conditions for such period as the parties may agree.”

ARTICLE III

Miscellaneous

Section 3.01. Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Existing Agreement. Except as expressly modified and superseded by this Amendment, the Company and the Executive each hereby (a) ratifies and confirms the Existing Agreement, (b) agrees that the same shall continue in full force and effect, and (c) agrees that the same are the legal, valid and binding obligations of the Company and the Executive, enforceable against the Company and the Executive in accordance with its respective terms.

Section 3.02. Severability. If, for any reason, any provision of this Amendment is held invalid, illegal or unenforceable such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment not held so invalid, illegal or unenforceable, and each such other provision shall, to the full extent consistent with law, continue in full force and effect. In addition, if any provision of this Amendment shall be held invalid, illegal or unenforceable in part, such invalidity, illegality or unenforceability shall in no way affect the rest of such provision not held so invalid, illegal or unenforceable and the rest of such provision, together with all other provisions of this Amendment, shall, to the full extent consistent with law, continue in full force and effect. If any provision or part thereof shall be held invalid, illegal or unenforceable, to the fullest extent permitted by law, a provision or part thereof shall be substituted therefor that is valid, legal and enforceable.

Section 3.03. Headings. The headings of Sections are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Amendment.

Section 3.04. Governing Law. This Amendment has been executed and delivered in the State of Texas, and its validity, interpretation, performance and enforcement shall be governed by the laws of Texas, without giving effect to any principles of conflicts of law.

Section 3.05. Withholding. All amounts paid pursuant to this Amendment shall be subject to withholding for taxes (federal, state, local or otherwise) to the extent required by applicable law.

Section 3.06. Counterparts. This Amendment may be executed in counterparts, each of which, when taken together, shall constitute one original Amendment.

Section 3.07. Waiver. No term or condition of this Amendment shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Amendment or the Existing Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

Section 3.08. Entire Agreement. The Existing Agreement and this Amendment, together, contain the entire understanding between the parties hereto and supersedes any prior employment agreement between the Company or any predecessor of the Company and Executive except that this Amendment shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided and not expressly provided for in the Existing Agreement or this Amendment.

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IN WITNESS WHEREOF, the Company has caused its duly authorized officer or director to execute and attest to this Amendment, and Executive has placed this signature hereon, effective as of the date below.

FAR EAST ENERGY CORPORATION

By:	/s/ Andrew Lai	Date: May 18, 2009
Name:	Andrew Lai
Title:	Chief Financial Officer

EXECUTIVE:

/s/ Michael R. McElwrath	Date: May 18, 2009
Michael R. McElwrath

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